                                  EXHIBIT 10.13



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                       DISTRIBUTED DELIVERY NETWORKS CORPORATION



                            COMMON STOCK PURCHASE AGREEMENT



                                     April 7, 2004


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

                                                   TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
SECTION 1 AUTHORIZATION AND SALE OF COMMON STOCK......................................................................1
         1.1      Authorization of Common Stock.......................................................................1
         1.2      Sale and Issuance of Common Stock...................................................................1
SECTION 2 CLOSING DATE; DELIVERY......................................................................................1
         2.1      Closing Date........................................................................................1
         2.2      Delivery and Payment................................................................................1
SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................................1
         3.1      Organization and Standing; Certificate of Incorporation and Bylaws..................................1
         3.2      Corporate Power.....................................................................................2
         3.3      Subsidiaries........................................................................................2
         3.4      Capitalization......................................................................................2
         3.5      Authorization.......................................................................................2
         3.6      Proprietary Rights..................................................................................3
         3.7      Governmental Consent, etc...........................................................................3
         3.8      Offering............................................................................................3
         3.9      Permits.............................................................................................3
         3.10     Compliance with Laws................................................................................3
         3.11     Litigation, etc.....................................................................................4
         3.12     Employees...........................................................................................4
         3.13     Proprietary Information Agreements..................................................................4
         3.14     Disclosure..........................................................................................4
         3.15     Brokers or Finders..................................................................................5
SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................................................5
         4.1      Accredited Investor.................................................................................5
         4.2      Blue Sky............................................................................................5
         4.3      Rule 144............................................................................................5
         4.4      No Public Market....................................................................................5
         4.5      Restrictions on Transfer; Restrictive Legends.......................................................5
         4.6      Access to Data......................................................................................6
         4.7      Authorization.......................................................................................6
         4.8      Brokers or Finders..................................................................................6
SECTION 5 CONDITIONS TO CLOSING OF THE PURCHASER......................................................................6
         5.1      Representations and Warranties Correct..............................................................6
         5.2      Covenants...........................................................................................6
         5.3      Blue Sky............................................................................................6
         5.4      Restated Certificate................................................................................6
         5.5      Investor Rights Agreement...........................................................................7
         5.6      Voting Agreement....................................................................................7
         5.7      First Refusal Agreement.............................................................................7
         5.8      Manufacturing Agreement.............................................................................7
         5.9      License Agreement...................................................................................7


                                                           i

                                                   TABLE OF CONTENTS
                                                      (CONTINUED)

                                                                                                                   Page
                                                                                                                   ----

         5.10     Services Agreement..................................................................................7
         5.11     Founder Agreements..................................................................................7

         5.12     Promissory Note.....................................................................................7
         5.13     Employment Agreement................................................................................7
         5.14     Consulting Agreement................................................................................7
         5.15     IP Assignment.......................................................................................7
         5.16     Board of Directors; Management......................................................................7
SECTION 6 CONDITIONS TO CLOSING OF THE COMPANY........................................................................8
         6.1      Representations and Warranties Correct..............................................................8
         6.2      Covenants...........................................................................................8
         6.3      Blue Sky............................................................................................8
         6.4      Investor Rights Agreement...........................................................................8
         6.5      Voting Agreement....................................................................................8
         6.6      First Refusal Agreement.............................................................................8
         6.7      Manufacturing Agreement.............................................................................8
         6.8      License Agreement...................................................................................8
         6.9      Services Agreement..................................................................................8
         6.10     Founder Agreements..................................................................................8
         6.11     Note Proceeds.......................................................................................8
         6.12     Employment Agreement................................................................................8
         6.13     Consulting Agreement................................................................................8
         6.14     IP Assignment.......................................................................................8
         6.15     IP Letter Agreements................................................................................8
SECTION 7 MISCELLANEOUS...............................................................................................9
         7.1      Governing Law.......................................................................................9
         7.2      Entire Agreement; Amendment.........................................................................9
         7.3      Attorneys' Fees.....................................................................................9
         7.4      Notices, etc........................................................................................9
         7.5      Delays or Omissions................................................................................10
         7.6      Expenses...........................................................................................10
         7.7      Counterparts.......................................................................................10
         7.8      Severability.......................................................................................10
         7.9      Titles and Subtitles...............................................................................10
         7.10     California Corporate Securities Law................................................................10

EXHIBITS
--------
A      Restated Certificate                 I-1      Holmes Founder Agreement
B      Schedule of Exceptions               I-2      Blackburn Founder Agreement
C      Investor Rights Agreement            J        Promissory Note
D      Voting Agreement                     K        Employment Agreement
E      First Refusal Agreement              L        Consulting Agreement
F      Manufacturing Agreement              M        IP Assignment
G      License Agreement                    N        IP Letter Agreement
H      Services Agreement

                    DISTRIBUTED DELIVERY NETWORKS CORPORATION

                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------

This Common Stock Purchase Agreement (this "AGREEMENT") is made as of April 7, 2004 by and between Distributed Delivery Networks Corporation, a Delaware corporation (the "COMPANY"), and Amistar Corporation, a California corporation (the "Purchaser").

In consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               SECTION 1 - AUTHORIZATION AND SALE OF COMMON STOCK

         1.1 AUTHORIZATION OF COMMON STOCK. The Company has authorized the sale and issuance to the Purchaser of 1,300,000 shares (the "SHARES") of its Common Stock, par value $0.0001 per share (the "COMMON STOCK").

         1.2 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchaser and the Purchaser will buy from the Company 1,300,000 Shares at a per share purchase price of $0.0001 (the "PER SHARE PRICE"), and at the aggregate purchase price of $130.


                       SECTION 2 - CLOSING DATE; DELIVERY

         2.1 CLOSING DATE. It is anticipated that the purchase and sale of the Shares hereunder shall be consummated at a closing (the "CLOSING") held at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 300, San Diego, California 92130 on April 7, 2004 at 9:00 a.m., local time, or at such other date, time and place upon which the Company and the Purchaser shall agree (the date and time of the Closing is hereinafter referred to as the "CLOSING DATE").

         2.2 DELIVERY AND PAYMENT. At the Closing, the Company will deliver to the Purchaser a certificate, registered in the Purchaser's name, representing the Shares to be purchased by the Purchaser hereunder, against payment of the purchase price therefor, by check payable to the Company, by wire transfer per the Company's instructions, by cancellation of indebtedness or by any combination of the foregoing.


            SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") attached hereto as EXHIBIT B, the Company represents and warrants to the Purchaser that, as of the Closing Date:

         3.1 ORGANIZATION AND STANDING; CERTIFICATE OF INCORPORATION AND BYLAWS. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is presently qualified to do business as a foreign corporation in

California and there is no other jurisdiction in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company.

         3.2 CORPORATE POWER. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Investor Rights Agreement in substantially the form attached hereto as EXHIBIT C (the "INVESTOR RIGHTS AGREEMENT"), the Voting Agreement in substantially the form attached hereto as EXHIBIT D (the "VOTING AGREEMENT"), the First Refusal Agreement in substantially the form attached hereto as EXHIBIT E (the "FIRST REFUSAL AGREEMENT"), the Manufacturing and Development Agreement in substantially the form attached hereto as EXHIBIT F (the "MANUFACTURING AGREEMENT"), the License Agreement in substantially the form attached hereto as EXHIBIT G (the "LICENSE AGREEMENT"), the Transitional Services Agreement in substantially the form attached hereto as EXHIBIT H (the "SERVICES AGREEMENT"), the Founder Stock Purchase Agreement with William Holmes in substantially the form attached hereto as EXHIBIT I-1 (the "HOLMES FOUNDER AGREEMENT"), the Founder Stock Purchase Agreement with David Blackburn (President, Harbour Ventures) in substantially the form attached hereto as EXHIBIT I-2 (the "BLACKBURN FOUNDER AGREEMENT" and, together with the Holmes Founder Agreement, the "FOUNDER AGREEMENTS"), the Promissory Note in substantially the form attached hereto as EXHIBIT J (the "PROMISSORY NOTE"), the Employment Letter Agreement in substantially the form attached hereto as EXHIBIT K (the "EMPLOYMENT AGREEMENT") and the Consulting Agreement in substantially the form attached hereto as EXHIBIT L (the "CONSULTING AGREEMENT" and, together with all other agreements identified in this Section 3.2, the "INVESTMENT AGREEMENTS"), to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of the Investment Agreements.

         3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.4 CAPITALIZATION. The authorized capital stock of the Company will, upon the filing of the Amended and Restated Certificate of Incorporation in substantially the form attached hereto as EXHIBIT A (the "RESTATED CERTIFICATE"), consist of 2,550,000 shares of Common Stock Upon the filing of the Restated Certificate and immediately prior to the Closing, no shares of Common Stock will be outstanding. There are no options, warrants or other rights to purchase or acquire any of the Company's authorized and unissued capital stock.

         3.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Investment Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under the Investment Agreements has been taken or will be taken prior to the Closing. The Investment Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; PROVIDED, HOWEVER, that the Company makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and the Shares will be free of any liens or encumbrances (assuming the Purchaser takes the Shares with no notice thereof) other than any liens or encumbrances created by or imposed upon the holder; PROVIDED, HOWEVER, that the Shares may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth in the Investor Rights Agreement.

         3.6 PROPRIETARY RIGHTS. To the knowledge of the Company, none of its employees or consultants is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as currently conducted. Neither the execution and delivery of the Investment Agreements, nor the carrying on of the Company's business by the employees and consultants of the Company, nor the conduct of the Company's business as currently conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees or consultants is now obligated.

         3.7 GOVERNMENTAL CONSENT, ETC. No consent, approval, order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Investment Agreements, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except (a) the filing of the Restated Certificate in the office of the Delaware Secretary of State prior to the Closing and (b) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.8 OFFERING. Subject to the accuracy of the Purchaser's representations in Section 4 hereof, the offer, sale and issuance of the Shares constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the qualification or registration requirements of the California Corporate Securities Law of 1968, as amended, or other applicable Blue Sky laws. Neither the Company nor any authorized agent acting on its behalf will knowingly take any action hereafter that would cause the loss of such exemptions.

         3.9 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted, the lack of which could materially and adversely affect the business or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. To its knowledge, the Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

         3.10 COMPLIANCE WITH LAWS. The Company is not in violation of or in default under any provision of its Restated Certificate or Bylaws or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the Company's knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or non-renewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

         3.11 LITIGATION, ETC. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, or the Investment Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would likely result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened in writing involving the prior employment of any of the Company's employees or consultants, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or clients, as the case may be, or their obligations under any agreements with prior employers or clients, as the case may be. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

         3.12 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee.

         3.13 PROPRIETARY INFORMATION AGREEMENTS. Each employee and officer of the Company has executed, or will execute in connection with the Closing, a Proprietary Information and Inventions Agreement in substantially the form or on substantially the same terms provided to counsel to the Purchaser. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use commercially reasonable efforts to prevent any such violation.

         3.14 DISCLOSURE. Neither this Agreement (including all the exhibits and schedules hereto), nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

         3.15 BROKERS OR FINDERS. The Purchaser has not and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

          SECTION 4 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

         4.1 ACCREDITED INVESTOR. The Purchaser is an "ACCREDITED INVESTOR" within the meaning of Rule 501(a) under the Securities Act, and the Common Stock to be acquired by it pursuant to this Agreement is being acquired for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distributions thereof. The Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Stock, and it is capable of bearing the economic risks of such investment.

         4.2 BLUE SKY. The Purchaser understands that the issuance of the Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein.

         4.3 RULE 144. The Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "BROKER'S TRANSACTION" or in a transaction directly with a "MARKET maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.5 RESTRICTIONS ON TRANSFER; RESTRICTIVE LEGENDS. The Purchaser understands that the transfer of the Shares is restricted by applicable state and federal securities laws and by the provisions of the Investor Rights Agreement, and that the certificates representing the Shares will be imprinted with legends restricting transfer except in compliance therewith.

         4.6 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. It has also had an opportunity to ask questions of officers of the Company. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement, or the right of the Purchaser to rely thereon.

         4.7 AUTHORIZATION. All action on the part of the Purchaser's Board of Directors and stockholders, as applicable, necessary for the authorization, execution, delivery and performance by the Purchaser of the Investment Agreements to which the Purchaser is a party, the purchase of and payment for the Shares and the performance of all of the Purchaser's obligations under the Investment Agreements has been taken or will be taken prior to the Closing. The Investment Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; PROVIDED, HOWEVER, that the Purchaser makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement.

         4.8 BROKERS OR FINDERS. The Company has not and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.


               SECTION 5 - CONDITIONS TO CLOSING OF THE PURCHASER

The Purchaser's obligation to purchase the Shares is, unless waived in writing by the Purchaser, subject to the fulfillment as of the Closing Date of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the Closing Date.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

         5.4 RESTATED CERTIFICATE. The Restated Certificate shall have been filed in the office of the Delaware Secretary of State.

         5.5 INVESTOR RIGHTS AGREEMENT. The Company and William Holmes and David Blackburn (President, Harbour Ventures) (collectively, the "Founders") shall have executed and delivered the Investor Rights Agreement.

         5.6 VOTING AGREEMENT. The Company and the Founders shall have executed and delivered the Voting Agreement.

         5.7 FIRST REFUSAL AGREEMENT. The Company and the Founders shall have executed and delivered the First Refusal Agreement.

         5.8 MANUFACTURING AGREEMENT. The Company shall have executed and delivered the Manufacturing Agreement.

         5.9 LICENSE AGREEMENT. The Company shall have executed and delivered the License Agreement.

         5.10 SERVICES AGREEMENT. The Company shall have executed and delivered the Services Agreement.

         5.11 FOUNDER AGREEMENTS. The Company and the Founders shall have executed and delivered the Founder Agreements.

         5.12 PROMISSORY NOTE. The Company shall have executed and delivered the Promissory Note.

         5.13 EMPLOYMENT AGREEMENT. The Company shall have executed and delivered the Employment Agreement in favor of William Holmes.

         5.14 CONSULTING AGREEMENT. The Company shall have executed and delivered the Consulting Agreement in favor of David Blackburn (President, Harbour Ventures).

         5.15 IP ASSIGNMENT. David Blackburn (President, Harbour Ventures) shall have executed and delivered an Assignment of Intellectual Property in substantially the form attached hereto as EXHIBIT M (the "IP ASSIGNMENT").

         5.16 BOARD OF DIRECTORS; MANAGEMENT. The Company shall have taken all necessary corporate action such that immediately following the Closing (a) the Board of Directors of the Company shall consist of William Holmes, Stuart Baker and Gregory Leiser and (b) the management of the Company shall consist of:
William Holmes, Chairman, President, Chief Executive Officer and Secretary; and Gregory Leiser, Executive Vice President, Chief Financial Officer and Assistant Secretary (collectively, the "COMPANY Executives").

                SECTION 6 - CONDITIONS TO CLOSING OF THE COMPANY

The Company's obligation to sell and issue the Shares is, unless waived in writing by the Company, subject to the fulfillment as of the Closing Date of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct as of the Closing Date.

         6.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.3 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

         6.4 INVESTOR RIGHTS AGREEMENT. The Purchaser shall have executed and delivered the Investor Rights Agreement.

         6.5 VOTING AGREEMENT. The Purchaser shall have executed and delivered the Voting Agreement.

         6.6 FIRST REFUSAL AGREEMENT. The Purchaser shall have executed and delivered the First Refusal Agreement.

         6.7 MANUFACTURING AGREEMENT. The Purchaser shall have executed and delivered the Manufacturing Agreement.

         6.8 LICENSE AGREEMENT. The Purchaser shall have executed and delivered the License Agreement.

         6.9 SERVICES AGREEMENT. The Purchaser shall have executed and delivered the Services Agreement.

         6.10 FOUNDER AGREEMENTS. The Founders shall have executed and delivered the Founder Agreements.

         6.11 NOTE PROCEEDS. The Purchaser shall have paid to the Company, by check payable to the Company or by wire transfer per the Company's instructions, the amount set forth in the Promissory Note.

         6.12 EMPLOYMENT AGREEMENT. William Holmes shall have executed and delivered the Employment Agreement.

         6.13 CONSULTING AGREEMENT. David Blackburn (President, Harbour Ventures) shall have executed and delivered the Consulting Agreement.

         6.14 IP ASSIGNMENT. David Blackburn (President, Harbour Ventures) shall have executed and delivered the IP Assignment.

         6.15 IP LETTER AGREEMENTS. Each of the Company Executives shall have executed and delivered an IP Letter Agreement in substantially the form attached hereto as EXHIBIT N.

                            SECTION 7 - MISCELLANEOUS

         7.1 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

         7.2 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the exhibits hereto, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         7.3 ATTORNEYS' FEES. In the event that any suit or action (including arbitration) is instituted to enforce or interpret the terms of this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party its reasonable attorneys' fees, costs and out-of-pocket litigation expenses, including without limitation, expert witness fees.

         7.4 NOTICES, ETC. Any notices and other communications required or permitted in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices and other communications shall be addressed:

IF TO THE PURCHASER, TO:
                           Amistar Corporation
                           237 Via Vera Cruz
                           San Marcos, CA  92069
                           Attn:  Stuart Baker
                               Fax: (760) 471-9065
                           Attn:  Gregory Leiser
                               Fax: (760) 471-7614

or at such other address as the Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

IF TO THE COMPANY, TO:
                           Distributed Delivery Networks Corporation
                           237 Via Vera Cruz
                           San Marcos, CA  92069
                           Attn:  Gregory Leiser
                               Fax: (760) 471-7614
                           Attn:  William Holmes
                               Fax: (858) 566-2619

or at such other address as the Company may designate by ten (10) days advance written notice to the other parties hereto.

         7.5 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         7.6 EXPENSES. The Company, the Purchaser and the Founders shall each bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that the Company shall pay the legal fees and expenses of one special counsel to the Purchaser and one special counsel to the Founders.

         7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

         7.8 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; PROVIDED, HOWEVER, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         7.9 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.10 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

"COMPANY"                                           "PURCHASER"


Distributed Delivery Networks Corporation,          Amistar Corporation,
a Delaware corporation                              a California corporation


By: /S/ WILLIAM K HOLMES                          By: /S/ STUART BAKER
    --------------------------------------            --------------------------------------

Name: William Holmes                              Name: Stuart Baker
      ------------------------------------              ------------------------------------

Title: President and CEO                          Title: President
       -----------------------------------               -----------------------------------


               [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

                                    EXHIBIT A
                      (To Common Stock Purchase Agreement)

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    DISTRIBUTED DELIVERY NETWORKS CORPORATION

Distributed Delivery Networks Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GENERAL CORPORATION LAW") hereby certifies as follows:

1. The corporation was incorporated on February 3, 2004 under the name Distributed Delivery Networks Corporation, pursuant to the General Corporation Law.

2. Pursuant to Sections 241 and 245 of the General Corporation Law, this Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of the corporation.

3. The Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

         ONE. The name of the corporation is: Distributed Delivery Networks Corporation.

         TWO. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THREE. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

         FOUR. The corporation is authorized to issue one class of stock to be designated "COMMON STOCK." The total number of shares of Common Stock that the corporation is authorized to issue is 2,550,000, with a par value of $0.0001 per share.

         STOCKHOLDER APPROVAL. In addition to any other class vote that may be required by law, the corporation shall not without first obtaining the approval (by vote or written consent) of the holders of at least seventy-two percent (72%) of the then outstanding shares of Common Stock, voting separately as a class:

         - enter into a sale of all or substantially all of the assets of the corporation or the acquisition of the corporation by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the corporation for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, unless the stockholders of the corporation hold at least 50% of the voting power of the surviving entity in such a transaction;

         - declare or pay any dividends or other distributions on any class or series of stock of the corporation;

         - repurchase shares of any class or series of stock of the corporation, other than (i) the repurchase of shares of Common Stock from employees, officers, directors or consultants of the corporation in connection with the termination of their employment or services pursuant to agreements or arrangements approved by the Board of Directors of the corporation, and (ii) the repurchase of shares of Common Stock pursuant to Section 9 of that certain Investor Rights Agreement dated April 7, 2004, as amended, among the corporation and its stockholders;

         - amend this Certificate of Incorporation or the bylaws of the corporation; or

         - amend the terms of this Section 1.

         BOARD APPROVAL. The corporation shall not without first obtaining the unanimous approval (by vote or written consent) of the Board of Directors of the corporation:

         - authorize or effect the issuance of stock, or rights to acquire stock, of any class or series of the corporation;

         - authorize or effect the incurrence of any indebtedness for borrowed money, or guarantee any such indebtedness, in excess of $500,000 (excluding any indebtedness under that certain Promissory Note dated April 7, 2004, as amended, issued by the corporation in favor of Amistar Corporation) in any transaction or series of related transactions;

         - authorize or make any capital expenditure or series of related capital expenditures in excess of $500,000;

         - authorize or grant any mortgage, security interest or other encumbrance upon or with respect to any assets of the corporation;

         - authorize or enter into any transaction with any officer or director of the corporation, or any immediate family member thereof;

         - authorize, establish or invest in any subsidiary, special purpose entity or joint venture involving the corporation;

         - authorize or effect any change in the number of directors of the corporation; or

         - authorize or effect any amendment to the terms of this Section 2.

         FIVE. The corporation is to have perpetual existence.

         SIX. Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the corporation.

         SEVEN. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the corporation shall so provide.

         EIGHT. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the corporation may provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the corporation or in the Bylaws of the corporation.

NINE.

         LIMITATION OF DIRECTOR'S LIABILITY. To the fullest extent not prohibited by the General Corporation Law as the same exists or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for conduct as a director.

         INDEMNIFICATION OF OFFICERS AND DIRECTORS. The corporation shall indemnify to the fullest extent not prohibited by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, such person's testator or intestate is or was an officer or director of the corporation or any predecessor of the corporation or serves or served at the request of the corporation or any predecessor of the corporation as an officer or director of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise.

         REPEAL OR MODIFICATION. Neither any amendment or repeal of this Article Nine, nor the adoption of any provision of the corporation's Certificate of Incorporation inconsistent with this Article Nine, shall eliminate or reduce the effect of this Article Nine, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Nine, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         INSURANCE. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law."

         4. The foregoing amendment and restatement of the Certificate of Incorporation has been duly approved by the Board of Directors of the corporation in accordance with the provisions of Sections 241 and 245 of the General Corporation Law.

         5. There are no outstanding shares of Common Stock of the corporation. The corporation has not received any payment for any of its stock.

IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be signed by William Holmes, its President and Chief Executive Officer, and attested by Gregory Leiser, its Assistant Secretary, this 7th day of April, 2004.

                                       Distributed Delivery Networks Corporation


                                       _________________________________________
                                       William Holmes, President and Chief
                                       Executive Officer



ATTEST:


___________________________________
Gregory Leiser, Assistant Secretary

                                    EXHIBIT B
                      (To Common Stock Purchase Agreement)

                             SCHEDULE OF EXCEPTIONS
                             ----------------------

         This schedule of exceptions ("DISCLOSURE SCHEDULE") is being furnished by Distributed Delivery Networks Corporation (the "COMPANY") to Amistar Corporation ("PURCHASER") pursuant to Section 3 of that certain Common Stock Purchase Agreement dated as of April 7, 2004 between the Company and Purchaser (the "AGREEMENT"), to which this Disclosure Schedule is attached as Exhibit B. Unless the context otherwise requires, all capitalized terms used in this Disclosure Schedule shall have the respective meanings assigned to them in the Agreement.

         No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in this Disclosure Schedule.

         This Disclosure Schedule and the information and disclosures contained in this Disclosure Schedule are intended only to qualify and limit the representations, warranties and covenants of the Company contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any of such representations, warranties or covenants; provided, however, that the information and disclosures contained in this Disclosure Schedule shall be deemed to be representations and warranties as if made in the Agreement.

         The contents of all documents referred to in this Disclosure Schedule are incorporated by reference in this Disclosure Schedule as though fully set forth in this Disclosure Schedule. Statements contained in this Disclosure Schedule regarding the contents of any contract or other document are not necessarily complete, but such statements fairly and accurately present the material terms of such contract or document within the context of the disclosure. Notwithstanding anything to the contrary contained in this Disclosure Schedule or in the Agreement, the information and disclosures contained in each section of this Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in each of the other sections of this Disclosure Schedule as though fully set forth in such other sections where the applicability of such disclosure would be readily apparent (whether or not specific cross-references are made).

         The bold-faced headings and underlined headings contained in this Disclosure Schedule are included for convenience only, and are not intended to limit the effect of the disclosures contained in this Disclosure Schedule or to expand the scope of the information required to be disclosed in this Disclosure Schedule.

3.6  PROPRIETARY RIGHTS.

         William Holmes, the Company's President and Chief Executive Officer, has a long history of creating intellectual property, including in the areas of vending and automation, both as an individual and for other companies with which he has worked. Mr. Holmes was previously employed by, a consultant to and/or otherwise involved with the following companies: Pyxis, OmniCell and SupplyPro. In connection with these relationships, Mr. Holmes entered into employment, consulting, intellectual property and non-disclosure contracts with these companies that provide for, among other things, the assignment of certain intellectual property from Mr. Holmes to the companies, and prohibit the disclosure of such intellectual property to any other person. Each of these companies manufactures products that may be competitive with the Company's or Purchaser's products or that may contain technology similar to the technology in the Company's or Purchaser's products (or both), and Mr. Holmes was active in creating such products and technology for these companies as well as for the Company and Purchaser. Mr. Holmes's ongoing obligations (including confidentiality obligations) under these various agreements with Pyxis, OmniCell, and SupplyPro, and the intellectual property assignments contained in such agreements, may prevent him from disclosing to the Company or Purchaser, or using for the benefit of the Company or Purchaser, certain information or intellectual property that would benefit the Company or Purchaser. Also, while Mr. Holmes believes he has done nothing that would violate the terms of these agreements, there is no asssurance that one or more of these companies will not assert claims against Mr. Holmes, the Company or Purchaser which, even if meritless, would detract from or interfere with Mr. Holmes's ability to promote the interests of the Company.

         Mr. Holmes has signed a Non-Disclosure Agreement with Asteres (the "ASTERES NDA") providing that, among other things, Mr. Holmes will keep any proprietary information of Asteres confidential and not use such information for any purpose. Prior to signing the Asteres NDA, Mr. Holmes had discussions with Linda Pinney, the CEO of Asteres, wherein Ms. Pinney disclosed to Mr. Holmes certain elements of the Asteres business plan and described the Asteres product. Following the execution of the Asteres NDA, Mr. Holmes continued to advise Asteres regarding its business plan. Later, after Asteres' vending machine was installed in a pharmacy, Mr. Holmes visited the pharmacy, was shown the vending machine and had discussions in the pharmacy about how it operated with a group of Asteres engineers, employees and consultants. Mr. Holmes also introduced the Purchaser to Asteres as a potential manufacturer of the Asteres vending machine. Asteres is a potential competitor of the Company and Purchaser. Mr. Holmes's ongoing obligations under the Asteres NDA may prevent him from disclosing to the Company or Purchaser, or using for the benefit of the Company or Purchaser, certain information or intellectual property that would benefit the Company or Purchaser. Also, while Mr. Holmes believes he has done nothing that would violate the terms of the Asteres NDA, there is no asssurance that Asteres will not assert claims against Mr. Holmes, the Company or Purchaser which, even if meritless, would detract from or interfere with Mr. Holmes's ability to promote the interests of the Company.

         David Blackburn has also had similar extensive experience with the foregoing and other companies in the markets in which the Company and the Purchaser intend to operate, had extensive discussions with Asteres relative to its products and proposed business, and has been provided a copy of Asteres' official business plan.

         Any of the companies with which Mr. Holmes or Mr. Blackburn has had involvement, and SupplyPro and Asteres in particular, may claim that the intellectual property developed by Purchaser, the Company, Mr. Holmes or Mr. Blackburn was the confidential information of such other company. Said companies may seek to assert that the Company, Purchaser, Mr. Holmes and/or Mr. Blackburn has misappropriated their technology or otherwise breached one or more of the foregoing consulting, intellectual property, employment or non-disclosure agreements. In addition, such companies may seek to assert that the products or technology being developed by Purchaser and the Company infringes their intellectual property rights. The Company can provide no assurance to Purchaser that any of the products or technology purported to be owned by, licensed to, created or developed by the Company, Mr. Holmes or Mr. Blackburn, in any capacity or at any time whatsoever, is free from such claims by such third parties, or others. However, as noted above, Mr. Holmes believes he has done nothing that would violate the terms of any of the foregoing agreements or otherwise give rise to any liability to the Company or Purchaser as a result of any such claims. Moreover, the foregoing agreements may limit Mr. Holmes's ability to solicit employees, customers and contractors of the above companies.

3.11 LITIGATION, ETC.

         See disclosures at Section 3.6.

3.13 PROPRIETARY INFORMATION AGREEMENTS

         See disclosures at Section 3.6.

                                    EXHIBIT C
                      (To Common Stock Purchase Agreement)


                            INVESTOR RIGHTS AGREEMENT
                            -------------------------

This Investor Rights Agreement (this "AGREEMENT") is made as of April 7, 2004 by and among Distributed Delivery Networks Corporation, a Delaware corporation (the "COMPANY"), Amistar Corporation, a California corporation (the "PURCHASER"), and William Holmes and David Blackburn (President, Harbour Ventures) (the "FOUNDERS" and, together with the Purchaser, the "INVESTORS").

                                    RECITALS

         A. The Company and the Purchaser are parties to the Common Stock Purchase Agreement dated April 7, 2004 (the "PURCHASE AGREEMENT"), whereby the Company will sell, and the Purchaser will buy, Common Stock of the Company.

         B. The obligations of the Company and the Purchaser in the Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Purchaser.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  1.1 "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  1.2 "COMMON STOCK" means the Company's Common Stock, par value $0.0001 per share.

                  1.3 "CONTINUING HOLDER" means each Investor, so long as such Investor continues to hold at least ten percent (10%) of the Common Stock then outstanding.

                  1.4 "EMPLOYMENT AGREEMENT" means the Employment Letter Agreement between the Company and William Holmes of even date herewith.

                  1.5 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  1.6 "FOUNDER STOCK" means (i) shares of Common Stock held by the Founders on the date hereof and (ii) any Common Stock issued or issuable in respect of any of the foregoing upon any stock split, stock dividend, recapitalization or similar event.

                  1.7 "HOLDER" means (i) any Investor holding Registrable Securities and (ii) any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 13 hereof.

                  1.8 "INITIATING HOLDERS" means any Holder or Holders who, in the aggregate, hold not less than seventy-two percent (72%) of the Common Stock then outstanding.

                  1.9 "PROMISSORY NOTE" means the Promissory Note executed by the Company in favor of the Purchaser of even date herewith.

                  1.10 "PURCHASER STOCK" means (i) shares of Common Stock held by the Purchaser on the date hereof and (ii) any Common Stock issued or issuable in respect of any of the foregoing upon any stock split, stock dividend, recapitalization or similar event.

                  1.11 "QUALIFIED INITIAL PUBLIC OFFERING" means the Company's initial underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Common Stock to the public with gross proceeds to the Company of not less than $15,000,000 (Fifteen Million U.S. Dollars) at a per share price of not less than $3.00 (Three U.S. Dollars) per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization).

                  1.12 "REGISTRABLE SECURITIES" means (i) the Purchaser Stock,
(ii) the Founder Stock and (iii) any Common Stock issued or issuable in respect of any of the foregoing upon any stock split, stock dividend, recapitalization or similar event; PROVIDED, HOWEVER, that securities shall only be treated as Registrable Securities if and so long as (x) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction and (y) the registration rights with respect to such securities have not terminated pursuant to Section 5.10.

                  1.13 The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  1.14 "REGISTRATION EXPENSES" means all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 5.1,
5.2 and 5.3 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, Blue Sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding (i) the compensation of regular employees of the Company that shall be paid in any event by the Company and (ii) Selling Expenses). Notwithstanding the foregoing, Registration Expenses shall also include the fees and disbursements for one special counsel to the selling stockholders.

                  1.15 "RESTRICTED SECURITIES" means the securities of the Company required to bear the legends set forth in Section 3 hereof.

                  1.16 "RULE 144" and "RULE 145" means Rules 144 and 145, respectively, promulgated under the Securities Act, or any similar federal rules thereunder, all as the same shall be in effect at the time.

                  1.17 "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  1.18 "SELLING EXPENSES" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for any Holder.

         2. RESTRICTIONS ON TRANSFERABILITY. The Purchaser Stock, the Founder Stock and any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement.

         3. RESTRICTIVE LEGEND. Each certificate representing the Purchaser Stock, the Founder Stock or any other securities issued in respect of such stock upon any stock split, stock dividend, recapitalization, merger, or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legends required by agreement or by applicable state securities laws):

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS IN THE OPINION OF COUNSEL FOR THE COMPANY, SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS OTHERWISE UNNECESSARY.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF UP TO 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

         Each Holder consents to the Company making a notation on its records and giving stop transfer instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement.

         4. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence, no sale, assignment, transfer or pledge of Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in reasonable detail, and, if reasonably requested by the Company in its sole determination, the holder shall also provide, at such holder's expense, either
(i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "NO ACTION" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; PROVIDED, HOWEVER, that the Company shall not request an opinion of counsel or "NO ACTION" letter with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the distribution without consideration of Restricted Securities by the holder to its constituent partners or members in proportion to their ownership interests in the holder, or
(iii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in
Section 3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and counsel for the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

         5. REGISTRATION.

                  5.1 REQUESTED REGISTRATION.

                           (a) REQUEST FOR REGISTRATION. In case the Company
shall receive from Initiating Holders a written request that the Company effect any registration with respect to shares of Registrable Securities, the Company will:

                                    (i) promptly give written notice of the
proposed registration to all other Holders; and

                                    (ii) as soon as practicable, use
commercially reasonable efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request by delivering a written notice to such effect to the Company within twenty (20) days after the date of such written notice from the Company.

                  Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect or complete any such registration pursuant to this Section 5.1:

                                        (A) Prior to the date which is six (6)
months after the effective date of the Company's first registered public offering of its Common Stock;

                                        (B) Unless the requested registration
would have an aggregate offering price of all Registrable Securities sought to be registered by all Holders of at least $5,000,000 (Five Million U.S. Dollars);

                                        (C) Following the filing of, and for one
hundred eighty (180) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

                                        (D) After the Company has effected three
(3) registrations pursuant to this Section 5.1;

                                        (E) If the Initiating Holders are able
to request a registration on Form S-3 pursuant to Section 5.3 hereof;

                                        (F) Within twelve (12) months after the
Company has effected such a registration pursuant to this Section 5.1, and such registration has been declared or ordered effective; or

                                        (G) If the Company shall furnish to the
Initiating Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission within the next sixty (60) days, or (ii) stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. In such case, the Company's obligation to use its commercially reasonable efforts to register, qualify or comply under this
Section 5.1(a) shall be deferred one or more times for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by such Initiating Holders, PROVIDED, HOWEVER, that the Company may not exercise this deferral right more than once per twelve (12) month period.

                                    Subject to the foregoing clauses (A) through
(G), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

                           (b) UNDERWRITING. If requested by the Initiating
Holders, a registration pursuant to Section 5.1 may be part of an underwritten public offering with underwriters reasonably acceptable to the Initiating Holders and the Company (including, without limitation, appropriate qualification under applicable state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations). In the event a registration pursuant to Section 5.1 involves an underwriting, the Company shall advise the Holders as part of the notice given pursuant to Section 5.1(a)(i) that the right of any Holder to registration pursuant to Section 5.1 shall be conditioned upon such

Holder's participation in the underwriting arrangements required by this Section 5.1(b), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                           The Company shall, together with all Holders
proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 5.1, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than thirty percent (30%) of all shares to be included in such offering; PROVIDED, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other stockholder securities are first entirely excluded from the underwriting. The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company.

                  5.2 COMPANY REGISTRATION.

                           (a) NOTICE OF REGISTRATION. If at any time or from
time to time the Company shall determine to register any of its equity securities, either for its own account or the account of a Holder or other holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, or (iii) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities that are also being registered, the Company will:

                                    (i) promptly give to each Holder written
notice thereof; and

                                    (ii) include in such registration (and any
related qualifications including compliance with Blue Sky laws), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after the date of such written notice from the Company, by any Holder.

                           (b) UNDERWRITING. If the registration of which the
Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each Holder as a part of the written notice given pursuant to Section 5.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 5.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein.

                  All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than thirty percent (30%) of all shares to be included in such offering; PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other stockholder securities are first entirely excluded from the underwriting. The Company shall so advise all Holders requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting to be included in the registration and underwriting in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company.

                           (c) RIGHT TO TERMINATE REGISTRATION. The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 5.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                  5.3 REGISTRATION ON FORM S-3.

                           (a) REQUEST FOR REGISTRATION. In case the Company
shall receive from any Holder or Holders (the "S-3 INITIATING HOLDERS") a written request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000 (Five Hundred Thousand U.S. Dollars), and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use commercially reasonable efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the S-3 Initiating Holders may reasonably request; PROVIDED, HOWEVER, that the Company shall not be required to effect more than one (1) registration pursuant to this Section 5.3 in any twelve month period. If such offer is to be an underwritten offer, the underwriters must be reasonably acceptable to both the S-3 Initiating Holders and the Company. The Company shall inform the other Holders of the proposed registration and offer them the opportunity to participate. In the event the registration is proposed to be part of a firm commitment underwritten public offering, the substantive provisions of Section 5.1(b) shall be applicable to each such registration initiated under this Section 5.3.

                           (b) Notwithstanding the foregoing, the Company shall
not be obligated to take any action pursuant to this Section 5.3:

                                    (i) Following the filing of, and for one
hundred eighty (180) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

                                    (ii) Within twelve (12) months after the
Company has effected a registration pursuant to this Section 5.3, and such registration has been declared or ordered effective; or

                                    (iii) If the Company shall furnish to the
S-3 Initiating Holders a certificate signed by the President of the Company (i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission within the next sixty (60) days, or (ii) stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its commercially reasonable efforts to file a registration statement shall be deferred one or more times for a period not to exceed one hundred twenty (120) days from the receipt of the request to file such registration by the S-3 Initiating Holders, PROVIDED, HOWEVER, that the Company may not exercise this deferral right more than once per twelve (12) month period.

                  5.4 SUBSEQUENT REGISTRATION RIGHTS.

                           (a) Without the consent of any holder of Registrable
Securities hereunder, the Company may grant to any holder of securities of the Company registration rights inferior to those granted hereunder.

                           (b) The Company shall not enter into any agreement
granting any holder or prospective holder of any securities of the Company registration rights superior to or on a pari passu basis with the rights granted the Holders hereunder without the written consent of the Holders of a majority of the Registrable Securities.

                  5.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with registrations pursuant to Sections 5.1, 5.2 and 5.3 shall be borne by the Company. Notwithstanding the foregoing, in the event that Initiating Holders cause the Company to begin a registration pursuant to Section 5.1, and the request for such registration is subsequently withdrawn by the Initiating Holders or such registration is not completed due to failure to meet the net proceeds requirement set forth in such section or is otherwise not successfully completed due to no fault of the Company, all Holders shall be deemed to have forfeited their right to one registration under Section 5.1 unless (i) the Initiating Holders pay for, or reimburse the Company for, the Registration Expenses incurred in connection with such withdrawn or incomplete registration or (ii) such withdrawal is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered or proposed to be so registered.

                  5.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

                           (a) Prepare and file with the Commission a
registration statement and such amendments and supplements as may be necessary and use commercially reasonable efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever first occurs; PROVIDED, HOWEVER, that such ninety-day (90-day) period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company;

                           (b) Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                           (c) Furnish to the Holders participating in such
registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                           (d) Notify each seller of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; and

                           (e) Use its commercially reasonable efforts to cause
all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  5.7 INDEMNIFICATION.

                           (a) The Company will indemnify each Holder, each of
its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person, and stated to be specifically for use therein.

                           (b) Each Holder will, if Registrable Securities held
by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, other holders of the Company's securities covered by such registration statement, each person who controls the Company within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act, the Exchange Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Holder, and will reimburse the Company, such other Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Holders or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder. Notwithstanding the foregoing, the liability of each Holder under this Section 5.7(b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct or fraud by such Holder.

                           (c) Each party entitled to indemnification under this
Section 5.7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d) If the indemnification provided for in this
Section 5.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that result in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                           (e) Notwithstanding the foregoing, to the extent that
the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  5.8 INFORMATION BY HOLDER. Each Holder included in any registration shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

                  5.9 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock, the Company agrees to use commercially reasonable efforts to:

                           (a) Make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

                           (b) File with the Commission in a timely manner all
reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c) So long as a Holder owns any Restricted
Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

                  5.10 TERMINATION OF REGISTRATION RIGHTS. The rights granted pursuant to Sections 5.1, 5.2 and 5.3 of this Agreement shall terminate as to any Holder upon the earlier of (i) the date five (5) years after the effective date of a Qualified Initial Public Offering and (ii) the date such Holder is able to immediately sell all shares of Registrable Securities held by such Holder under Rule 144 during any three (3) month period.

         6. FINANCIAL INFORMATION RIGHTS.

                  6.1 The Company will provide the following documents to each Continuing Holder, if any:

                           (a) as soon as practicable, but in any event within
ninety (90) days after the end of each fiscal year of the Company commencing with the fiscal year ending December 31, 2004 a consolidated balance sheet as of the end of such fiscal year, and statements of operations and cash flow for such fiscal year. Such year-end financial reports shall be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and, if so directed by the Company's Board of Directors, audited and certified by independent public accountants of the Company;

                           (b) within forty-five (45) days of the end of each
fiscal quarter, an unaudited statement of operations and consolidated balance sheet as of the end of such fiscal quarter, in reasonable detail and prepared in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes;

                           (c) at least forty-five (45) days prior to the end of
each fiscal year, an operating budget forecasting the Company's revenues, expenses, and cash position on a month-to-month basis for the next fiscal year and any other budgets or revised budgets when and as prepared by the Company; and

                           (d) such other documents generally distributed or
made available to the Company's stockholders; PROVIDED, HOWEVER, that the Company shall not be obligated to provide information that it deems in good faith to be proprietary or confidential.

                   6.2 The Company will permit each Continuing Holder to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and upon reasonable notice, but no more often than once every quarter.

                   6.3 Each Investor or transferee of rights under this Section 6 acknowledges and agrees that any information obtained pursuant to this Section 6 that may be considered nonpublic information will be maintained in confidence by such Investor or transferee and will not be utilized by such Investor or transferee in connection with purchases or sales of the Company's securities except in compliance with applicable state and Federal securities laws.

                   6.4 The covenants of the Company set forth in this Section 6 shall terminate and be of no further force or effect upon the earliest to occur of (i) the closing of a Qualified Initial Public Offering, (ii) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, unless the stockholders of the Company hold at least 50% of the voting power of the surviving entity in such a transaction, or (iii) the Company otherwise becoming subject to Section 13(a) or 15(d) of the Exchange Act.

         7. LOCKUP AGREEMENT. Each Investor, Holder and transferee hereby agrees that, in connection with the first registration of the offering of any securities of the Company under the Securities Act for the account of the Company, if so requested by any representative of the underwriters (the "MANAGING UNDERWRITER"), such Investor, Holder or transferee shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a sale of any securities of the Company during the period specified by the Managing Underwriter (the "MARKET STANDOFF PERIOD"), with such period not to exceed one hundred eighty (180) days following the effective date of the registration statement of the Company filed under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period. The Company shall use commercially reasonable efforts to place similar contractual lockup restrictions on all capital stock issued now or hereafter to officers, directors, employees and consultants of the Company and holders of registration rights with respect to capital stock of the Company. The underwriters of the Company's stock are intended third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

         8. RIGHT OF FIRST OFFER.

                   8.1 The Company hereby grants to each Continuing Holder the right of first offer to purchase its Pro Rata Share of New Securities (as defined in this Section 8) which the Company may, from time to time, propose to sell and issue. A "PRO RATA SHARE," for purposes of this right of first offer, equals the proportion that the total number of shares of Common Stock then held by the Holder bears to the total number of shares of Common Stock then outstanding. Each Continuing Holder shall have a right of over-allotment such that if any Holder fails to exercise its rights hereunder to purchase its pro rata share of New Securities, the other Continuing Holders may purchase the non-purchasing Holder's portion on a pro rata basis within ten (10) days from the date such Holder receives notice that such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities.

                   8.2 By entering into this Agreement each Holder hereby waives any current or future right of first offer to purchase the Company's securities (the "WAIVER") other than the rights set forth in this Agreement and in the First Refusal Agreement of even date herewith.

                   8.3 Except as set forth below, "NEW SECURITIES" shall mean any shares of capital stock of the Company, including Common Stock and any series of preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said shares of Common Stock or preferred stock. Notwithstanding the foregoing, "NEW SECURITIES" does not include stock issued and issuable: (i) to employees, consultants, officers or directors pursuant to stock option, stock grant, stock purchase, or similar plans and arrangements, including without limitation upon the exercise of options thereunder, approved by the Board of Directors; (ii) to equipment lessors, banks, financial institutions or similar entities in transactions approved by the Board of Directors, the principal purpose of which is other than the raising of capital; (iii) in a registered public offering by the Company; (iv) in a merger or acquisition that is approved by the Board of Directors; (v) upon any stock split, stock dividend, recapitalization or similar event; or (vi) upon exercise or conversion of securities with respect to which the Continuing Holders previously had an opportunity to exercise the right of first offer pursuant to this Section 8.

                   8.4 In the event the Company proposes to undertake an issuance of New Securities, it shall give each Continuing Holder written notice of its intention, describing the amount and type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Continuing Holder shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                   8.5 In the event the Continuing Holders fail to exercise fully the right of first offer within said twenty-day (20-day) period and after the expiration of the ten-day (10-day) period for the exercise of the over-allotment provisions of this Section 8, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) to sell the New Securities respecting which the Holders' right of first offer option set forth in this Section 8 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to Section 8.4. In the event the Company has not sold within said one hundred twenty day (120-day) period or entered into an agreement to sell the New Securities within one hundred twenty day (120-day) period (or sold and issued New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Continuing Holders in the manner provided in Section 8.4 above.

                   8.6 The provisions of this Section 8 will terminate and be of no further force or effect upon the earlier to occur of (i) the closing of a Qualified Initial Public Offering or (ii) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, unless the stockholders of the Company hold at least 50% of the voting power of the surviving entity in such a transaction.

         9. REDEMPTION.

                   9.1 The Purchaser shall have the option, at any time (not more than once) on or prior to October 7, 2004, to sell to the Company, and upon exercise of such option by the Purchaser, subject to Section 9.3 below, the Company shall be obligated to purchase from the Purchaser, all of the Common Stock held by the Purchaser by paying a price equal to $0.0001 per share (the "REDEMPTION PRICE"); PROVIDED that this right, which is hereinafter referred to as the "Redemption," shall be exercisable by the Purchaser if, and only if, the Company's management has failed to provide evidence, satisfactory to the Purchaser in its reasonable good faith determination, of interest by a top 10 pharmacy retail chain in the purchase of an automated dispensing machine from the Company for retail pharmacy prescriptions.

                   9.2 The Redemption shall be subject to the Company's receipt of requisite consents and compliance with applicable law. In the event the Company is unable to effect the Redemption due to the foregoing, the Company shall use commercially reasonable efforts to obtain such consents and/or comply with such law (as applicable) in order to effect the Redemption as soon as reasonably practicable. In addition, the Redemption shall be subject to and occur concurrently with the Company's (i) repayment of the principal ("PRINCIPAL") and interest ("INTEREST") outstanding under the Promissory Note in accordance with Section 3(c) thereof and (ii) payment of any bonus to William Holmes that is required under the Employment Agreement in accordance with
Section 2 thereof ("BONUS").

                   9.3 The Redemption shall be exercised by written notice signed by the Purchaser and delivered to the Company as provided in Section 17. Such notice shall identify the number of shares of Common Stock to be sold to the Company, the amount of Principal and Interest to be repaid and shall notify the Company of the time, place and date for settlement of such sale and repayment, which shall be scheduled by the Purchaser within ninety (90) days following the date of such notice. Subject to Section 9.2, the Company shall pay, on the date of settlement specified in such notice and upon the Purchaser's surrender to the Company of the certificate or certificates representing such shares, for any shares of Common Stock purchased pursuant to the Redemption, at the Purchaser's option, in cash or by offset against any indebtedness owing to the Company by the Purchaser, or by a combination of both. Upon delivery of such notice, payment of the Redemption Price in the form set forth in such notice and repayment of the Principal and Interest, the Company shall become the legal and beneficial owner of the Common Stock being redeemed and all rights and interest therein or related thereto, and such Common Stock shall be retired and canceled promptly after the acquisition thereof. In the event less than all the shares represented by any stock certificate are redeemed, the Company shall promptly issue a new certificate representing the unredeemed shares.

                   9.4 In the event the aggregate Redemption Price to be paid by the Company for the Common Stock to be redeemed pursuant to this Section 9 plus the amount of Principal being repaid, less any portion of such amounts that are to be paid by offset against any indebtedness owing to the Company by the Purchaser, is greater than (a) 92.5% of (b) (i) the aggregate of the Company's then-current cash and cash equivalents as reflected on its most recent regularly prepared financial statement prepared in accordance with United States generally accepted accounting principles, less (ii) any outstanding liabilities of the Company (including the Interest and Bonus, but excluding the Principal) (the product of (a) and (b), the "MAXIMUM CASH AMOUNT"), then the Maximum Cash Amount shall be used to repay the Principal and redeem that number shares of Common Stock pursuant to this Section 9 so that the proportion that the number of shares of Common Stock redeemed bears to the total number of shares of Common Stock then held by the Purchaser is equal to the proportion that the amount of Principal repaid bears to the total amount of Principal then outstanding. The Maximum Cash Amount shall be paid on the date of settlement as set forth above, and any shares of Common Stock not redeemed due to lack of funds shall remain outstanding and continue to be held by the Purchaser.

         10. DRAG-ALONG RIGHT.

                   10.1 In addition to compliance with the provisions of Section 8, if a Founder holding at least twenty percent (20%) of the issued and outstanding shares of Common Stock finds a third-party acquiror for all (but not less than all) of the shares of Common Stock then outstanding or all or substantially all of the assets of the Company, whether such sale is by way of purchase of Common Stock, merger, recapitalization or other similar transaction (collectively, the "SELLING STOCKHOLDERS"), and the Investors do not exercise their right of first refusal, if applicable, under Section 1 of the First Refusal Agreement among the Company and the Investors to acquire all (but not less than all) of the Selling Stockholders' Common Stock, then at the request of the Selling Stockholders the remaining Holders (the "OTHER STOCKHOLDERS") shall sell or otherwise transfer all of their Common Stock to such acquiror on the same terms and conditions that apply to the sale or other transfer by the Selling Stockholders and shall approve the transaction as set forth hereinbelow (such transfer by the Selling Stockholders and the Other Stockholders or sale of all or substantially all of the assets of the Company, a "SALE OF CONTROL TRANSACTION").

                   10.2 The Selling Stockholders shall, not less than forty-five
(45) nor more than ninety (90) days prior to the proposed Sale of Control Transaction, notify or cause to be notified, in accordance with the provisions of Section 17, each Other Stockholder and the Company in writing of such proposed transaction. Such notice (the "DRAG-ALONG NOTICE") shall set forth: (i) a statement that the Selling Stockholders intend to sell all of their Common Stock, if applicable, in the proposed Sale of Control Transaction, (ii) the name and address of the proposed acquiror, (iii) the proposed amount and form of consideration, including per share consideration in the case of a sale of Common Stock, and terms and conditions of payment offered by such proposed acquiror, and (iv) that the proposed acquiror has been informed of the drag-along right provided by this Section 10 and has agreed to participate in the proposed Sale of Control Transaction in accordance with the terms hereof. The closing of the proposed Sale of Control Transaction must occur within one hundred twenty (120) days after the date the Drag-Along Notice was first delivered to the Company and each Other Stockholder. If for any reason the closing of the proposed Sale of Control Transaction does not occur (other than by reason of material breach or violation by a participating Other Stockholder of its representations, warranties, covenants, agreements or obligations under its purchase agreement with the proposed acquiror that are a condition to the closing thereunder) within one hundred twenty (120) days after such date, then (x) each Other Stockholder may elect to withdraw from the proposed Sale of Control Transaction and (y) the Selling Stockholders may not close any similar transaction with the proposed acquiror without first complying with the provisions of this Section 10.

                   10.3 All Holders further agree to timely take such other actions as the Selling Stockholders may reasonably request in connection with the approval of the consummation of a sale or other transfer in which they are obligated to participate pursuant to this Section 10, including voting all of their Common Stock in favor of such sale, waiving any dissenters' rights, and executing such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale or other transfer; PROVIDED, HOWEVER, that in connection with any such sale or other transfer, the Holders: (i) shall be required to make only such representations and warranties, and agree to such covenants and indemnities, as all other Holders are required to make or agree to, (ii) shall make representations, warranties, covenants and indemnities pertaining to themselves severally, and not jointly, and (iii) shall be liable only severally, and not jointly, with other Holders, for breaches of representations, warranties, covenants and agreements of or (in the case of representations and warranties) pertaining to the Company, and for indemnification obligations arising out of or relating to any such breach or otherwise pertaining to the Company, on a pro rata basis with respect to those stockholders making representations and warranties, such liability of each such Holder, as applicable, not to exceed such Holder's pro rata portion of the gross proceeds of such Sale of Control Transaction.

                   10.4 The provisions of this Section 10 will terminate and be of no further force or effect upon the earlier to occur of (i) the closing of a Qualified Initial Public Offering or (ii) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, unless the stockholders of the Company hold at least 50% of the voting power of the surviving entity in such a transaction. Securities received pursuant to any stock dividend, stock split, recapitalization, or exercise of a conversion right shall be subject to this Section 10 to the same extent as the shares of the Company with respect to which they were issued.

         11. DIRECTORS' AND OFFICERS' INSURANCE. The Company will maintain a directors' and officers' liability insurance policy covering each of its directors and officers in the amount of at least $1,000,000 (One Million U.S. Dollars).

         12. EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. The Company will maintain a policy requiring each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into an Employment, Confidential Information and Invention Assignment Agreement substantially in a form approved by the Board of Directors.

         13. TRANSFER OF RIGHTS. The rights granted under Sections 5, 6, 8, 9, 10 and 11 of this Agreement may be assigned to any transferee or assignee in connection with any transfer or assignment of Registrable Securities by the Holder, provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement; (ii) such assignee or transferee acquires at least one hundred thousand (100,000) shares (as adjusted for stock splits, stock dividends, stock combinations and the like) of Registrable Securities (or such lesser number of shares as may be owned by such Holder), (iii) written notice is promptly given to the Company; and (iv) such transferee or assignee agrees to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights granted to the Investors hereunder may be assigned without compliance with item (ii) above to any constituent partner or member of an Investor that is a partnership or limited liability company, or to an affiliate (as such term is defined in Rule 405 of the Securities Act) of an Investor that is a corporation, partnership or limited liability company.

         14. AMENDMENT. Except as otherwise provided herein, additional parties may be added to this Agreement, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least seventy-two percent (72%) of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with Section 5.4 or Section 14, as applicable, shall be binding upon each Investor, each Holder of Registrable Securities at the time outstanding, each future holder of any of such securities, and the Company.

         15. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

         16. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

         17. NOTICES, ETC. Any notices and other communications required or permitted in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices and other communications shall be addressed:

IF TO THE PURCHASER, TO:
                           Amistar Corporation
                           237 Via Vera Cruz
                           San Marcos, CA  92069
                           Attn:  Stuart Baker
                              Fax: (760) 471-9065
                           Attn:  Gregory Leiser
                              Fax: (760) 471-7614

         or at such other address as the Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

IF TO A FOUNDER, TO:
                           William Holmes
                           12381 Figtree Street
                           San Diego, CA  92131
                           Fax: (858) 566-2619
                  and

                           Harbour Ventures
                           7946 Sitio Nispero
                           Carlsbad, CA 92009
                           Attn:  David Blackburn
                           Fax: (760) 635-9342

or at such other address as such Founder may designate by ten (10) days advance written notice to the other parties hereto.

IF TO THE COMPANY, TO:
                           Distributed Delivery Networks Corporation
                           237 Via Vera Cruz
                           San Marcos, CA  92069
                           Attn:  Gregory Leiser
                              Fax: (760) 471-7614
                           Attn:  William Holmes
                              Fax: (858) 566-2619

or at such other address as the Company may designate by ten (10) days advance written notice to the other parties hereto.

         18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.


                            [Signature Page Follows]

                  [SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT]
 NSD\31247.8
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

"COMPANY"                                 "INVESTORS"

Distributed Delivery Networks             Amistar Corporation,
Corporation, a Delaware corporation       a California corporation


By: _______________________________       By: __________________________________
Its:_______________________________       Its:__________________________________



                                          By: __________________________________
                                              William Holmes



                                          Harbour Ventures,
                                          a California corporation



                                          By: __________________________________
                                          Its:__________________________________




       [SIGNATURE PAGE TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT]

                                    EXHIBIT D
                      (To Common Stock Purchase Agreement)

                                VOTING AGREEMENT

This Voting Agreement (the "AGREEMENT") is made and entered into as of April 7, 2004 by and among Distributed Delivery Networks Corporation, a Delaware corporation (the "COMPANY"), Amistar Corporation, a California corporation (the "PURCHASER"), and William Holmes and David Blackburn (President, Harbour Ventures) (the "FOUNDERS").

                                    RECITALS

         A. The Purchaser is purchasing shares of the Company's Common Stock (the "SHARES"), pursuant to that certain Common Stock Purchase Agreement (the "PURCHASE AGREEMENT") dated April 7, 2004 (the "FINANCING").

         B. In connection with the consummation of the Financing, and in order to induce the Purchaser to purchase the Shares, the Company, the Purchaser and the Founders have agreed to provide for the future voting of their shares of the Company's capital stock as set forth below.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. VOTING.

                  1.1 FOUNDER SHARES; PURCHASER SHARES.

                           (a) The Founders each agree to hold all shares of
voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Founders after the date hereof (hereinafter collectively referred to as the "FOUNDER SHARES") subject to, and to vote the Founder Shares in accordance with, the provisions of this Agreement.

                           (b) The Purchaser agrees to hold all shares of voting
capital stock of the Company registered in its name or beneficially owned by it as of the date hereof and any and all other securities of the Company legally or beneficially acquired by the Purchaser after the date hereof (hereinafter collectively referred to as the "PURCHASER SHARES") subject to, and to vote the Purchaser Shares in accordance with, the provisions of this Agreement.

                  1.2 ELECTION OF DIRECTORS. On all matters relating to the election of directors of the Company, the Founders and the Purchaser agree to vote all Founder Shares and Purchaser Shares held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the Company's Board of Directors as follows:

                           (a) So long as the Founders continue to hold an
aggregate of at least ten percent (10%) of the Common Stock then outstanding, at each election of directors in which the holders of the Company's Common Stock are entitled to elect directors of the Company, the Founders shall vote all of their respective Founder Shares and the Purchaser shall vote all of its Purchaser Shares so as to elect one (1) individual designated by a majority in interest of the Founder Shares, which individual shall be William Holmes so long as (i) he continues to hold at least ten percent (10%) of the Company's Common Stock then outstanding, (ii) he is not removed for "cause" (as defined in his Founder Stock Purchase Agreement with the Company) and (iii) he is willing and able to serve. Any vote taken to remove any director elected pursuant to this
Section 1.2(a), or to fill any vacancy of the office of a director elected pursuant to this Section 1.2(a), shall also be subject to the provisions of this
Section 1.2(a).

                           (b) So long as the Purchaser continues to hold in
excess of fifty percent (50%) of the Common Stock then outstanding, at each election of directors in which the holders of the Company's Common Stock are entitled to elect directors of the Company, the Founders shall vote all of their respective Founder Shares and the Purchaser shall vote all of its Purchaser Shares so as to elect two (2) individuals designated by the Purchaser, which individuals initially shall be Stuart Baker and Gregory Leiser. So long as the Purchaser continues to hold at least ten percent (10%) but not more than fifty percent (50%) of the Common Stock then outstanding, at each election of directors in which the holders of the Company's Common Stock are entitled to elect directors of the Company, the Founders shall vote all of their respective Founder Shares and the Purchaser shall vote all of its Purchaser Shares so as to elect one (1) individual designated by the Purchaser. Any vote taken to remove any director elected pursuant to this Section 1.2(b), or to fill any vacancy of the office of a director elected pursuant to this Section 1.2(b), shall also be subject to the provisions of this Section 1.2(b).

                  1.3 LEGEND.

                           (a) Concurrently with the execution of this
Agreement, there shall be imprinted or otherwise placed on certificates representing the Founder Shares and the Purchaser Shares the following restrictive legend (the "LEGEND"):

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

                           (b) The Company agrees that, during the term of this
Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Founder Shares or Purchaser Shares theretofore represented by a certificate carrying the Legend.

                  1.4 SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Founder Shares or Purchaser Shares. The Company shall not permit the transfer of any of the Founder Shares or Purchaser Shares on its books or issue a new certificate representing any of the Founder Shares or Purchaser Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Founder or Purchaser, as applicable.

                  1.5 OTHER RIGHTS. Except as provided by this Agreement or any other agreement entered into in connection with the Financing, each Founder and Purchaser shall exercise the full rights of a holder of capital stock of the Company with respect to the Founder Shares and the Purchaser Shares, respectively.

         2. TERMINATION. This Agreement shall continue in full force and effect from the date hereof through the earlier of the following dates, on which date it shall terminate in its entirety:

                           (a) the date of the closing of the Company's initial
underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock to the public with gross proceeds to the Company of not less than $15,000,000 (Fifteen Million U.S. Dollars) at a per share price of not less than $3.00 (Three U.S. Dollars) per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization); or

                           (b) the date of the closing of a sale of all or
substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, unless the stockholders of the Company hold at least 50% of the voting power of the surviving entity in such a transaction.

         3. MISCELLANEOUS.

                  3.1 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto or to his, her or its, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his, her or its, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

                  3.2 GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware as such laws apply to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

                  3.3 AMENDMENT OR WAIVER. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by
(i) the Company, (ii) a majority in interest of the Founders and (iii) the Purchaser.

                  3.4 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  3.5 SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

                  3.6 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Founder Shares or Purchaser Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Founder Shares or Purchaser Shares, as the case may be, for purposes of this Agreement.

                  3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

                  3.8 WAIVER. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

                  3.9 ATTORNEY'S FEES. In the event that any suit or action (including arbitration) is instituted to enforce or interpret the terms of this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party its reasonable attorney's fees, costs and out-of-pocket litigation expenses, including without limitation, expert witness fees.

                  3.10 NOTICES. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY:

Distributed Delivery Networks Corporation, a Delaware corporation


By: _________________________________________________

Its:_________________________________________________



PURCHASER:

Amistar Corporation,
a California corporation


By: _________________________________________________

Its:_________________________________________________



FOUNDERS:



______________________________________________________
William Holmes


Harbour Ventures,
a California corporation


By: _________________________________________________

Its:_________________________________________________


                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                    EXHIBIT E
                      (To Common Stock Purchase Agreement)

                             FIRST REFUSAL AGREEMENT

This First Refusal Agreement (the "AGREEMENT") is entered into as of April 7, 2004 by and among Distributed Delivery Networks Corporation, a Delaware corporation (the "COMPANY"), Amistar Corporation, a California corporation (the "PURCHASER"), and William Holmes and David Blackburn (President, Harbour Ventures) (the "FOUNDERS" and, together with the Purchaser, the "INVESTORS").

                                    RECITALS

A. The Company proposes to sell shares of its Common Stock ("COMMON STOCK") pursuant to that certain Common Stock Purchase Agreement dated April 7, 2004 by and between the Company and the Purchaser (the "PURCHASE AGREEMENT").

B. As a condition of entering into the Purchase Agreement, the Purchaser has requested that the Company, the Purchaser and the Founders execute an agreement governing the transfer of the capital stock held by the Purchaser and the Founders.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

         1. RIGHT OF FIRST REFUSAL.

The Company and each Investor, so long as such Investor continues to hold at least ten percent (10%) of the Company's Common Stock then outstanding, are hereby granted a right of first refusal with respect to any proposed disposition of shares of capital stock of the Company owned by any Founder (the person proposing such disposition, the "TRANSFEROR"). No Founder shall transfer, assign, hypothecate, encumber, pledge or otherwise alienate any such shares unless such Founder shall have complied with the terms herein.

                  (a) Notice of Intended Disposition. In the event a Transferor desires to accept a bona fide third-party offer for the transfer of shares of capital stock owned by such Transferor (the "TARGET SHARES"), the Transferor shall promptly (i) deliver to the Corporate Secretary of the Company and the other Investors written notice (the "DISPOSITION NOTICE") of the terms and conditions of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in this Agreement. The Disposition Notice shall certify that the Transferor has received a firm offer from the third party offeror and in good faith believes a binding agreement for the transfer is obtainable on the terms set forth in the Disposition Notice. The Disposition Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed transfer.

                  (b) Exercise of Right by Company. If permissible pursuant to applicable law, the Company (or its assignees) shall, for a period of ten (10) days following receipt of the Disposition Notice (the "COMPANY EXERCISE

PERIOD"), have the right to repurchase any or all of the Target Shares specified in the Disposition Notice upon the same terms and conditions specified therein. Such right shall be exercisable by delivery of written notice (the "COMPANY EXERCISE NOTICE") to the Transferor and the other Investors prior to the expiration of the Company Exercise Period. If such right is exercised with respect to all the Target Shares specified in the Disposition Notice, then the Company shall effect the repurchase of the Target Shares, including payment of the purchase price, not more than ten (10) business days after delivery of the Company Exercise Notice; and at such time the Transferor shall deliver to the Company the certificates representing the Target Shares to be repurchased, each certificate to be properly endorsed for transfer. If the Company fails to purchase all of the Target Shares by exercising the right granted in this
Section 1 within the period provided, the Target Shares shall be subject to the rights granted to the Investors pursuant to this Agreement.

                  (c) Non-Exercise of Right by Company. In the event the Company Exercise Notice is not given by the Company to the Transferor and the other Investors within the Company Exercise Period, the Company shall be deemed to have waived its right of first refusal.

                  (d) Exercise of Right by the Continuing Purchaser. Subject to the rights of the Company set forth in Section 1(b), the Purchaser, so long as the Purchaser continues to hold at least ten percent (10%) of the Company's Common Stock then outstanding (the "CONTINUING PURCHASER"), shall, for a period of twenty (20) days from receipt of the Disposition Notice (the "PURCHASER EXERCISE PERIOD"), have the right to purchase all, or the remaining balance after the Company's repurchase of some of the Target Shares (in either case, the "PURCHASER REMAINING SHARES"), upon the terms and conditions specified in the Disposition Notice. The Continuing Purchaser may exercise such purchase option and, thereby, purchase all or any portion of the Purchaser Remaining Shares, by notifying the Transferor, the other Investors and the Company in writing (the "PURCHASER EXERCISE NOTICE"), before expiration of the Purchaser Exercise Period as to the number of such shares that it wishes to purchase. The Continuing Purchaser shall be entitled to apportion the Purchaser Remaining Shares to be purchased among its subsidiaries and affiliates, provided that the Continuing Purchaser notifies the Transferor of such allocation. The Continuing Purchaser shall exercise this right of first refusal in the same manner and subject to the same rights and conditions as the Company, as more specifically set forth in
Section 1(b).

                  (e) Non-Exercise of Right by the Continuing Purchaser. In the event the Purchaser Exercise Notice is not given by the Continuing Purchaser to the Transferor, the other Investors and the Company within the Purchaser Exercise Period, the Continuing Purchaser shall be deemed to have waived its right of first refusal.

                  (f) Exercise of Right by the Continuing Founders. Subject to the rights of the Company set forth in Section 1(b) and the rights of the Purchaser set forth in Section 1(d), each Founder (other than the Transferor), so long as such Founder continues to hold at least ten percent (10%) of the Company's Common Stock then outstanding (a "CONTINUING FOUNDER"), shall, for a period of thirty (30) days from receipt of the Disposition Notice (the "FOUNDER EXERCISE Period"), have the right to purchase all, or the remaining balance after the Company's and/or the Purchaser's repurchase of some of the Target Shares (in either case, the "FOUNDER REMAINING SHARES"), upon the terms and conditions specified in the Disposition Notice. Each Continuing Founder may exercise such purchase option and, thereby, purchase all or any portion of the Founder Remaining Shares, by notifying the Transferor, the other Investors and the Company in writing (the "FOUNDER EXERCISE NOTICE"), before expiration of the Founder Exercise Period as to the number of such shares that he wishes to purchase. The Continuing Founders shall exercise this right of first refusal in the same manner and subject to the same rights and conditions as the Company, as more specifically set forth in Section 1(b).

                  (g) Non-Exercise of Right by the Continuing Founders. In the event the Company Exercise Notice, the Purchaser Exercise Notice or the Founder Exercise Notice with respect to any portion of the Target Shares is not given to the Transferor within the time frames set forth in Section 1(b), 1(d) and 1(f), the Transferor shall have a period of forty-five (45) days after expiration of the Founder Exercise Period (the "SALE PERIOD") in which to sell the Target Shares upon terms and conditions (including the purchase price) no more favorable to the third-party transferee than those specified in the Disposition Notice. The third-party transferee shall acquire the Target Shares free and clear of subsequent rights of first refusal under this Section. In the event the Transferor does not notify the other Investors or consummate the sale or disposition of the Target Shares within the Sale Period, the Company's and the Investors' first refusal rights shall continue to be applicable to any subsequent disposition of the Target Shares by the Transferor until such right lapses in accordance with Section 5(a) and subject to any other remedies of the Company and the Investors under this Agreement. Furthermore, the exercise or non-exercise of the rights of the Company and the Investors under this Agreement to purchase Target Shares from a Transferor shall not adversely affect their rights to make subsequent purchases from a Transferor of Target Shares.

         (h) Partial Exercise of Right. In the event that the Company or the Investors do not exercise the right of first refusal pursuant to the terms set forth herein with respect to all of the Target Shares described in a particular Disposition Notice, then such right shall not apply to any Target Shares described in such Disposition Notice.

         2. EXEMPT TRANSFERS.

                  (a) PERMITTED TRANSACTIONS. Notwithstanding the foregoing, the first refusal rights of the Company and the Investors set forth in Section 1 shall not apply to any transfer to the ancestors, descendants, siblings or spouse of a Transferor or to trusts for the benefit of such persons or the Transferor; PROVIDED, HOWEVER, that the transferee under this Section 2(a) shall furnish the Company with a written agreement to be bound by and comply with the terms of this Agreement, and such transferred capital stock shall remain subject to the terms of this Agreement.

                  (b) COMPANY REPURCHASE OR PUBLIC OFFERING. The provisions of this Agreement shall not apply to the sale of any capital stock of the Company
(i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or (ii) to the Company.

         3. PROHIBITED TRANSFERS.

                  (a) GRANT. In the event a Transferor should sell any capital stock of the Company in contravention of the participation rights of the Investors under this Agreement (a "PROHIBITED TRANSFER"), the Investors shall have the rights provided in Section 3(b).

                  (b) Put Option. In the event of a Prohibited Transfer, each Investor shall have the option, along with other legal remedies, to sell to such Transferor the number of shares equal to the number of shares that such Investor would have been entitled to buy had such Prohibited Transfer been effected in accordance with Section 1 hereof, on the following terms and conditions:

                           (1) The price per share at which the shares are to be
sold to the Transferor shall be equal to the price per share paid to the Transferor by the third party purchaser or purchasers of the Target Shares.

                           (2) The Investor shall deliver to the Transferor
within thirty (30) days after he or it has received notice from the Transferor or otherwise becomes aware of the Prohibited Transfer, the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                           (3) The Transferor shall, within two business days
after receipt of the certificates for the purchased stock, pay the aggregate purchase price as provided in Section 3(b)(1) therefor, by certified check or bank draft made payable to the order of the Investor and shall reimburse the Investor for any additional expenses, including legal fees and expenses, incurred in effecting such purchase and sale.

         4. LEGEND REQUIREMENTS.

                  (a) LEGEND. Each certificate representing the capital stock of the Company owned by each Investor, shall be endorsed with the following legend:

                           "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST REFUSAL AGREEMENT BY AND AMONG THE REGISTERED HOLDER AND CERTAIN INVESTORS. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

                  (b) REMOVAL. The Section 4(a) legend shall be removed upon termination of this Agreement in accordance with the provisions of Section 5(a).

         5. MISCELLANEOUS.

                  (a) TERMINATION. Notwithstanding anything to the contrary in this Agreement, the rights and obligations of all parties hereto shall terminate upon the earlier of (i) the Company's initial underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock to the public with gross proceeds to the Company of not less than $15,000,000 (Fifteen Million U.S. Dollars) at a per share price of not less than $3.00 (Three U.S. Dollars) per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) or (ii) the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, unless the stockholders of the Company hold at least 50% of the voting power of the surviving entity in such a transaction.

                  (b) RECAPITALIZATION/CORPORATE TRANSACTION. All rights and obligations of all the parties hereto shall be subject to adjustment in the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company's outstanding Common Stock as a class, effected without receipt of consideration, and any new, substituted or additional securities or other property that is by reason of such transaction distributed with respect to the shares of Common Stock owned by the Investors shall be immediately subject to the Company's and the Investors' first refusal rights hereunder, but only to the extent such shares are at the time covered by such rights.

                  (c) NOTICE. Any notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All notices shall be addressed to the holder appearing on the books of the Company or at such address as such party may designate by ten (10) days advance written notice to the other parties hereto.

                  (d) SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed and interpreted in such manner as to be effective and valid under applicable law.

                  (e) AMENDMENT OR MODIFICATION. Any amendment or modification of this Agreement shall be effective only if evidenced by a written instrument executed by (i) all the Founders, (ii) the Purchaser and (iii) the Company.

                  (f) GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

                  (g) ATTORNEY'S FEES. In the event that any suit or action (including arbitration) is instituted to enforce or interpret the terms of this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party its reasonable attorney's fees, costs and out-of-pocket litigation expenses, including without limitation, expert witness fees.

                  (h) FURTHER ASSURANCES. Each party agrees to act in accordance herewith and not to take any action that is designed to avoid the intention hereof.

                  (i) SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, permitted assigns and legal representatives.

                  (j) AGGREGATION OF STOCK. All shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                      COMPANY:


                                      Distributed Delivery Networks Corporation, a Delaware corporation


                                      By: ______________________________________
                                      Its:______________________________________



                                      PURCHASER:


                                      Amistar Corporation,
                                      a California corporation


                                      By: ______________________________________
                                      Its:______________________________________



                                      FOUNDERS:


                                      __________________________________________
                                      William Holmes




                                      Harbour Ventures,
                                      a California corporation


                                      By: ______________________________________
                                      Its:______________________________________